Exhibit 10.2

GUARANTEE AND SECURITY AGREEMENT

GUARANTEE AND SECURITY AGREEMENT dated as of September 10, 2021 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among OWL ROCK CAPITAL CORPORATION III, a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”); OR LENDING III LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware, and each other entity that becomes a “SUBSIDIARY GUARANTOR” after the date hereof pursuant to Section 7.04 (collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent for the parties defined as “Lenders” under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); each “Financing Agent” or “Designated Indebtedness Holder” that becomes a party hereto after the date hereof pursuant to Section 6.01; and JPMCB, as collateral agent for the Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower, certain lenders and the Administrative Agent are entering into a Senior Secured Revolving Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which such lenders have agreed to extend credit (by means of loans and letters of credit) to the Borrower from time to time;

WHEREAS, the Borrower may from time to time after the date hereof wish to incur additional indebtedness permitted under the Credit Agreement that the Borrower designates as “Designated Indebtedness” under this Agreement, which indebtedness is to be entitled to the benefits of this Agreement;

WHEREAS, to induce such lenders to extend credit to the Borrower under the Credit Agreement, and the holders of such “Designated Indebtedness” to extend other credit to the Borrower, the Borrower wishes to provide (a) for certain of its Subsidiaries from time to time to become parties hereto and to guarantee the payment of the Guaranteed Obligations (as hereinafter defined) and (b) for the Borrower and the Subsidiary Guarantors to provide collateral security for the Secured Obligations (as hereinafter defined);

WHEREAS, the Administrative Agent (on behalf of itself and such lenders), any Financing Agent (on behalf of itself and the holders of the “Designated Indebtedness” for which it serves as agent or trustee) and each Designated Indebtedness Holder that becomes a party hereto pursuant to Section 6.01 are or will be entering into this Agreement for the purpose of setting forth their respective rights to the Collateral (as hereinafter defined); and

WHEREAS, the Obligors and the Secured Parties agree that the Collateral Agent shall administer the Collateral, and the Collateral Agent is willing to so administer the Collateral pursuant to the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01. Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Instrument”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Promissory Note” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Indorsement”, “Securities Account”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02. Additional Definitions. In addition, as used herein:

“Acceleration” means the Secured Obligations of any Secured Party having been declared (or become) due and payable following a default by the Borrower and expiration of any applicable grace period with respect thereto.

“Administrative Agent” has the meaning given to such term in the preamble.

“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Agreement” has the meaning given to such term in the preamble.

“Appointed Party” has the meaning specified in Section 5.04.

“Borrower” has the meaning given to such term in the preamble.

“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Collateral” has the meaning assigned to such term in Section 4.

“Collateral Agent” has the meaning given to such term in the preamble.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute, and the rules and regulations thereunder from time to time.

“Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC.

“Credit Agreement” has the meaning given to such term in the recitals.

“Credit Agreement Obligations” means, collectively, all obligations of the Borrower to the Lenders and the Administrative Agent under the Credit Agreement and the other Loan Documents, including in each case in respect of the principal of and interest on the loans made, or letters of credit issued, thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Administrative Agent or the Lenders or any of them under or in respect of the Credit Agreement and the other Loan Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Custodian” means State Street Bank and Trust Company, as custodian holding Investments on behalf of the Obligors, or any successor in such capacity. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Debt Documents” means, collectively, the Credit Agreement, the Designated Indebtedness Documents, any Hedging Agreement evidencing or relating to any Hedging Agreement Obligations and the Security Documents.

“Deliver”, “Delivered” or “Delivery” (whether to the Collateral Agent or otherwise) means, with respect to any Portfolio Investment, that such Portfolio Investment is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner reasonably satisfactory to the Collateral Agent (it being understood that, until the Collateral Agent advises the Borrower that it is not satisfied, the conditions set forth below shall be deemed to have been met):

(a) subject to clause (m) below, in the case of each Certificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Certificated Security is either (i) in the possession of the Collateral Agent and registered in the name of the Collateral Agent (or its nominee) or Indorsed to the Collateral Agent or in blank or (ii) in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed in blank and the Custodian has credited the same to a Securities Account for which the Custodian is a securities intermediary and for which the Custodian has agreed that such Certificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(b) subject to clause (m) below, in the case of each Instrument, that such Instrument is either (i) in the possession of the Collateral Agent or (ii) in the possession of the Custodian where either (x) the Custodian has agreed in documentation reasonably satisfactory to the Collateral Agent to hold such Instrument for the benefit of the Collateral Agent or (y) the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Instrument constitutes a Financial Asset and that the

Collateral Agent has control over such Securities Account; provided that in the case of a participation in a debt obligation evidenced by an Instrument either (i) such Instrument is in the possession of the applicable participating institution in the United States, and reasonable efforts are taken to ensure that such participating institution has agreed that it holds possession of such Instrument for the benefit of the Collateral Agent (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument as bailee on behalf of the Collateral Agent) or (ii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Agent rights equivalent to Control over such Instrument under the NYUCC;

(c) subject to clause (m) below, in the case of each Uncertificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Uncertificated Security is either (i) registered on the books of the issuer thereof to the Collateral Agent (or its nominee) or (ii) registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a securities intermediary and for which the Custodian has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(d) subject to clause (m) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is credited to a Securities Account of the Custodian at such Clearing Corporation or to a Securities Account of a securities intermediary that directly or indirectly holds Clearing Corporation Securities at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a securities intermediary under an arrangement where the Custodian has agreed that such Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(e) in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations; provided that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Agent rights substantially equivalent to Control over such Security under the NYUCC;

(f) in the case of each U.S. Government Security, that such U.S. Government Security is credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a securities intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(g) subject to clause (m) below, in the case of a Special Equity Interest constituting a Certificated Security, that the holder of the first Lien on such Certificated Security has possession of such Certificated Security in the United States (which has been registered in the name of such holder (or its nominee) or Indorsed to such holder or in blank) and has agreed to deliver the certificates evidencing such Certificated Security directly to the Collateral Agent upon the discharge of such Lien and has acknowledged that it holds such certificates for the Collateral Agent subject to such Lien (it being understood that, upon receipt of any such Certificated Security, if so requested by the Borrower the Collateral Agent shall deliver the same to the Custodian to be held in accordance with the provisions of clause (a) above) and, in the case of a Special Equity Interest constituting an Uncertificated Security, that the holder of the first Lien on such Uncertificated Security has been registered as the holder thereof on the books of the issuer thereof and acknowledged that it holds such Uncertificated Security for the Collateral Agent subject to such Lien;

(h) in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is either (i) in the possession of the Collateral Agent in the United States or (ii) in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as bailee on behalf of the Collateral Agent, and in each case any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent;

(i) in the case of each General Intangible (including any participation in a debt obligation that is not evidenced by an Instrument) of an Obligor organized in the United States, and any Commodity Contract and any Commodity Account, that such General Intangible, Commodity Contract or Commodity Account falls within the collateral description of a UCC-1 financing statement, naming the relevant Obligor as debtor and the Collateral Agent as secured party and filed in the jurisdiction of organization of such relevant Obligor;

(j) in the case of each General Intangible (including any participation in a debt obligation that is not evidenced by an Instrument) of an Obligor not organized in the United States, that such Obligor shall have taken such action as shall be reasonably necessary to accord the Collateral Agent rights substantially equivalent to a perfected first-priority security interest (subject to Permitted Liens) in such General Intangible under the NYUCC;

(k) in the case of any Deposit Account or Securities Account, that the Collateral Agent has Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a securities intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and where the Collateral Agent has Control over such Securities Account;

(l) in the case of any cash (regardless of currency), that such cash has been credited to a Deposit Account over which the Collateral Agent has Control as described in clause (k) above;

(m) in the case of any Certificated Security, Uncertificated Security, Instrument or Special Equity Interest issued by a Person organized outside of the United States, upon the request of the Collateral Agent, the Obligor shall take such additional actions as shall be necessary under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security, Instrument or Special Equity Interest; and

(n) in the case of each Portfolio Investment not of a type covered by the foregoing clauses (a) through (m) that such Portfolio Investment has been transferred to the Collateral Agent in accordance with applicable law and regulation.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Designated Indebtedness” means any Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness that has been designated by the Borrower at the time of the incurrence thereof as “Designated Indebtedness” for purposes of this Agreement in accordance with the requirements of Section 6.01.

“Designated Indebtedness Documents” means, in respect of any Designated Indebtedness, all documents or instruments pursuant to which such Designated Indebtedness shall be incurred or otherwise governing the terms or conditions thereof

“Designated Indebtedness Holders” means, in respect of any Designated Indebtedness, the Persons from time to time holding such Designated Indebtedness.

“Designated Indebtedness Obligations” means, collectively, in respect of any Designated Indebtedness, all obligations of each Obligor to any Designated Indebtedness Holder or Financing Agent under the Designated Indebtedness Documents relating to such Designated Indebtedness, including in each case in respect of the principal of and interest on the notes or other instruments issued thereunder, all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Designated Indebtedness Holder or any Financing Agent or any of them under such Designated Indebtedness Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

“Excluded Account” means (a) any account described in clause (i) or (ii) of Section 2.08, (b) any account that is an Excluded Asset or (c) any other account subject to a Lien permitted by Section 6.02 (other than Section 6.02(b)) of the Credit Agreement.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Hedging Agreement Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Hedging Agreement Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 3.08 and any other “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Hedging Agreement Obligations by other Obligors) at the time the Guarantee of such Subsidiary Guarantor, or a grant by such Subsidiary Guarantor of a security interest, becomes effective with respect to such Hedging Agreement Obligation. If a Hedging Agreement Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Agreement Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Financing Agent” means, in respect of any Designated Indebtedness, any trustee or agent for the holders of such Designated Indebtedness.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B, between the Collateral Agent and an entity that, pursuant to Section 7.04, is required to become a “Subsidiary Guarantor” hereunder (with such changes as the Collateral Agent shall reasonably request, consistent with the requirements of Section 7.04).

“Guaranteed Obligations” means, collectively, the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations; provided that “Guaranteed Obligations” shall exclude any Excluded Swap Obligations.

“Hedging Agreement Obligations” means, collectively, all obligations of any Obligor to any Lender (or any Affiliate thereof) under any Hedging Agreement including in each case all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Lender (or any Affiliate thereof) under such Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that, for any such obligations to constitute Hedging Agreement Obligations for purposes hereof, the Lender (or its Affiliate) and the Borrower (or any other Obligor) shall have delivered written notice to the Collateral Agent to the effect that such Lender (or Affiliate) and the Borrower (or such Obligor) have entered into a Hedging Agreement governing one or more hedging arrangements and the obligations arising thereunder shall constitute Hedging Agreement Obligations hereunder.

For purposes hereof, it is understood that any obligations of any Obligor to a Person arising under a Hedging Agreement entered into at the time such Person (or an Affiliate thereof) is a Lender shall nevertheless continue to constitute Hedging Agreement Obligations for purposes hereof, notwithstanding that such Person (or Affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and therefore, at the time a claim is to be made in respect of such obligations, neither such Person nor any of its Affiliates is a Lender.

“Indemnitee” has the meaning specified in Section 9.05.

“Indorsed” means, with respect to any Certificated Security, that such Certificated Security has been assigned or transferred to the applicable transferee pursuant to an effective Indorsement.

“Lenders” means any Lender, or any Issuing Bank or Swingline Lender, that are from time to time party to the Credit Agreement.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Obligors” has the meaning given to such term in the preamble.

“Pledged Account” has the meaning specified in Section 4.

“Qualified ECP Subsidiary Guarantor” shall mean, at any time, each Subsidiary Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under the Commodity Exchange Act.

“Required Secured Parties” means (a) so long as no Trigger Event has occurred and is continuing, the Required Lenders or (b) if a Trigger Event shall have occurred and be continuing, Secured Parties holding more than 50% of the aggregate amount of the Credit Agreement Obligations and the Designated Indebtedness Obligations.

“Secured Obligations” means, collectively, (a) in the case of the Borrower, the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations, (b) in the case of each Subsidiary Guarantor, the obligations of such Subsidiary Guarantor in respect of the Guaranteed Obligations pursuant to Section 3.01, the Designated Indebtedness Obligations of such Subsidiary Guarantor and the Hedging Agreement Obligations of such Subsidiary Guarantor and (c) in the case of all Obligors, all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder or under any other Security Document; provided that “Secured Obligations” shall exclude any Excluded Swap Obligations.

“Secured Party” means, collectively, the Lenders, the Administrative Agent, each Designated Indebtedness Holder, each Financing Agent, each Person that is not a Lender and is owed a Hedging Agreement Obligation of the type described in, and subject to the conditions set forth in, the second paragraph of the definition of “Hedging Agreement Obligations” and the Collateral Agent.

“Specified Actions” has the meaning specified in Section 5.04.

“Specified Obligor” means any Obligor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 3.08).

“Subsidiary Guarantors” has the meaning given to such term in the preamble.

“Trigger Event” means any of the following events or conditions:

(a) Acceleration of Secured Obligations representing 66-2/3% or more of the aggregate Secured Obligations at the time outstanding;

(b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Obligor or its debts, or substantially all of its assets, under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or substantially all of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(c) any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for substantially all of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

“Underlying Accounts” has the meaning specified in the definition of the term “Deliver”.

1.03. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.04. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:

2.01. Organization. Such Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.02. Authorization; Enforceability. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within such Obligor’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03. Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Obligor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of any Obligor.

2.04. Title. Such Obligor is the beneficial owner of the Collateral in which a security interest is granted by such Obligor hereunder and no Lien exists upon such Collateral other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral (subject to any Liens permitted under Section 6.02 of the Credit Agreement) and (b) other Liens not prohibited by the provisions of any Debt Document.

2.05. Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, and mailing address of each Obligor as of the date hereof are correctly set forth in Annex 1 (and of each additional Obligor as of the date of the Guarantee Assumption Agreement referred to below are set forth in the supplement to Annex 1 in Appendix A to the Guarantee Assumption Agreement executed and delivered by such Obligor pursuant to Section 7.04).

2.06. Changes in Circumstances. No Obligor has (a) within the period of four months prior to the date hereof (or, in the case of any Subsidiary Guarantor, within the period of four months prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its location (as defined in Section 9-307 of the NYUCC), (b) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its name or (c) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon such Obligor as a debtor, in each case except as notified in writing to the Collateral Agent prior to the date hereof (or, in the case of any Subsidiary Guarantor, prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.07. Promissory Notes. Annex 2 sets forth a complete and correct list of all Promissory Notes (other than any previously delivered to the Custodian or held in a Securities Account referred to in Annex 3) held by the Borrower on the date hereof (or held by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) and each having an unpaid principal amount in excess of $1,000,000.

2.08. Deposit Accounts, Securities Accounts and Commodity Accounts. Annex 3 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Borrower and any other Obligor on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), except for any (i) Deposit Account in which the average daily balance over the most recent 30 days has been less than $1,000,000 and any Deposit Account specially and exclusively used for payroll, payroll taxes and employee wage and benefit payments or (ii) any escrow, fiduciary or trust account, including any account to which an Obligor is paid funds on behalf of or as agent to the lenders or any other obligee on a loan or other extension of credit.

Section 3. Guarantee.

3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances other than the payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever (other than any notice described in any Debt Document), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable and documented costs and expenses (including reasonable fees and other charges of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations, and the expiration and termination of all letters of credit or commitments to extend credit under all Debt Documents, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the respective Debt Document therefor including, in the case of the Credit Agreement, Article VII thereof (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Credit Agreement, such Article VII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

3.06. Continuing Guarantee. The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

3.07. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate or other law, or any federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

3.08. Keepwell. Each Subsidiary Guarantor that is a Qualified ECP Subsidiary Guarantor at the time the guarantee in this Section 3 or the grant of the security interest hereunder, in each case, by any Specified Obligor, becomes effective with respect to any Hedging Agreement Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligor with respect to such Hedging Agreement Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under its guarantee in this Section 3 and the other Loan Documents in respect of such Hedging Agreement Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Subsidiary Guarantor’s obligations and undertakings under this Section 3 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Subsidiary Guarantor under this Section 3 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Subsidiary Guarantor intends this Section 3 to constitute, and this Section 3 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Obligor for all purposes of the Commodity Exchange Act.

Section 4. Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Obligor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4 being collectively referred to herein as “Collateral”):

(a) all Accounts, all Chattel Paper, all Commodity Accounts, all Commodity Contracts, all Documents, all General Intangibles, all Instruments (including all Promissory Notes) and all Securities not otherwise credited to a Securities Account, in each case to the extent constituting Investments or the Proceeds thereof, but excluding any such asset released pursuant to Section 10.03(e);

(b) all Letter-of-Credit Rights where the underlying letter of credit supports any Collateral described in clause (a) of this Section;

(c) all Deposit Accounts and Securities Accounts (including Security Entitlements with respect thereto and Financial Assets carried therein) specified in Annex 4 (each, a “Pledged Account”), as such annex may be amended, modified or supplemented from time to time without the consent of any Secured Party by notice to the Collateral Agent; provided that any such amendment, modification or supplement that would have the effect of releasing any Pledged Account (other than any such change to effect a release of Collateral pursuant to Section 10.03) will require the consent of the Collateral Agent;

(d) to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor); and

(e) all Proceeds of any of the foregoing Collateral.

PROVIDED, HOWEVER, that (A) in no event shall the term “Collateral” include or the security interest granted under this Section 4 attach to (i) any contract, property rights, Equity Interests, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (x) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, Equity Interests, obligation, instrument or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction) (ii) any Equity Interests in Foreign Subsidiaries in excess of 65% of any class of Equity Interests of each such Foreign Subsidiary, (iii) any assets that are directly-held or indirectly-held by a Foreign Subsidiary or by a Financing Subsidiary, (iv) any Equity Interests in Financing Subsidiaries, (v) any assets in which the lenders under a Capital Call Facility have a Lien, provided that such Lien does not constitute a Lien on any Portfolio Investments, Cash or other property, in each case, that are included in the Borrowing Base under the Credit Agreement, (vi) any escrow, fiduciary or trust account, including any account to which an Obligor is paid funds on behalf of the lenders or other obligees on any loan or other extension of credit, (vii) any property that, were it “Collateral” hereunder, would be subject to release pursuant to Section 10.03(g); and (B) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4, any Special Equity Interests designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent) (the assets described in the preceding clauses (A) and (B) hereof, collectively, the “Excluded Assets”).

Section 5. Certain Agreements Among Secured Parties.

5.01. Priorities; Additional Collateral; Sharing of Guarantees and Liens.

(a) Pari Passu Status of Obligations. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that their respective interests in the Security Documents and the Collateral shall rank pari passu and that the Secured Obligations shall be equally and ratably secured by the Security Documents, and all payments received through the exercise of remedies in respect of the Debt Documents shall be shared ratably, in each case subject to the terms hereof and the priority of payment established in Section 8.06.

(b) Sharing of Guarantees and Liens. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that (i) such Secured Party will not accept from any Subsidiary of the Borrower any guarantee of any of the Guaranteed Obligations unless such Subsidiary simultaneously guarantees the payment of all of the Guaranteed Obligations owed to all Secured Parties and (ii) such Secured Party will not hold, take, accept or obtain any Lien upon any assets of any Obligor or any Subsidiary of the Borrower to secure the payment and performance of the Secured Obligations except and to the extent that such Lien is in favor of the Collateral Agent pursuant to this Agreement or another Security Document to which the Collateral Agent is a party for the benefit of all of the Secured Parties as provided herein.

Anything in this Section, or any other provision of this Agreement, to the contrary notwithstanding, this Agreement shall be inapplicable to any debtor-in-possession financing that may be provided by any Secured Party to the Borrower or any of its Subsidiaries in any federal or state bankruptcy or insolvency proceeding, and no consent or approval of any other Secured Party shall be required as a condition to the provision by any Secured Party of any such financing, and no other Secured Party shall be entitled to share in any Lien upon any Collateral granted to any Secured Party to secure repayment of such debtor-in-possession financing; provided that no Secured Party shall be barred from objecting to any such financing on the basis of adequate protection or any other grounds.

5.02. Turnover of Collateral. If a Secured Party acquires custody, control or possession of any Collateral, other than pursuant to the terms of this Agreement, such Secured Party shall promptly (but in any event within five Business Days) cause such Collateral to be Delivered in accordance with the provisions of this Agreement. Until such time as such Secured Party shall have complied with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral in trust for the benefit of the Collateral Agent.

5.03. Cooperation of Secured Parties. Each Secured Party will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the Liens upon the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.

5.04. Limitation upon Certain Independent Actions by Secured Parties. No Secured Party shall have any right to institute any action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral or to exercise any other remedy pursuant to the Security Documents or at law or in equity, for the purpose of realizing on the Collateral, or by reason of jeopardy of any Collateral, or for the execution of any trust or power hereunder (collectively, the “Specified Actions”), unless the Required Secured Parties have delivered written instructions to the Collateral Agent and the Collateral Agent shall have failed to act in accordance with such instructions within 30 days thereafter. In such case but not otherwise, the Required Secured Parties may appoint one Person to act on behalf of the Secured Parties solely to take any of the Specified Actions (the “Appointed Party”), and, upon the acceptance of its appointment as Appointed Party, the Appointed Party shall be entitled to commence proceedings in any court of competent jurisdiction or to take any other Specified Actions as the Collateral Agent might have taken pursuant to this Agreement or the Security Documents (in accordance with the directions of the Required Secured Parties). The Obligors acknowledge and agree that should the Appointed Party act in accordance with this provision, such Appointed Party will have all the rights, remedies, benefits and powers as are granted to the Collateral Agent pursuant hereto or pursuant to any Security Documents.

5.05. No Challenges. In no event shall any Secured Party take any action to challenge, contest or dispute the validity, extent, enforceability, or priority of the Collateral Agent’s Liens hereunder or under any other Security Document with respect to any of the Collateral, or that would have the effect of invalidating any such Lien or support any Person who takes any such action. Each of the Secured Parties agrees that it will not take any action to challenge, contest or dispute the validity, enforceability or secured status of any other Secured Party’s claims against any Obligor (other than any such claim resulting from a breach of this Agreement by a Secured Party, or any challenge, contest or dispute alleging arithmetical error in the determination of a claim), or that would have the effect of invalidating any such claim, or support any Person who takes any such action.

5.06. Rights of Secured Parties as to Secured Obligations. Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in any instrument evidencing or agreement governing such Secured Obligations, or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Obligors to pay their respective Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party; provided that notwithstanding the foregoing, each Secured Party agrees that it will not attempt to exercise remedies with respect to any Collateral except as provided in this Agreement.

Section 6. Designation of Designated Indebtedness; Recordkeeping, Etc.

6.01. Designation of Designated Indebtedness. The Borrower may at any time designate as “Designated Indebtedness” hereunder any Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness satisfying the terms and conditions of the definition thereof in the Credit Agreement and the provisions of Section 6.01(b) or Section 6.01(i), as applicable, of the Credit Agreement, such designation to be effected by delivery to the Collateral Agent of a notice substantially in the form of Exhibit A or in such other form approved by the Collateral Agent, which notice shall identify such Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness, as applicable, request that such Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness, as applicable, be designated as “Designated Indebtedness” hereunder and be accompanied by a certificate of the chief financial officer or chief executive officer of the Borrower delivered to the Administrative Agent, each Financing Agent, each Designated Indebtedness Holder party hereto and the Collateral Agent:

(a) certifying that (i) such Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness, as applicable, satisfies the conditions of this Section 6 and the applicable conditions set forth in Section 6.01 of the Credit Agreement, (ii) that after giving effect to such designation and the incurrence of such Designated Indebtedness, no Default, Event of Default or Trigger Event shall have occurred and be continuing and (iii) that both before and after giving effect to such designation and the occurrence of such Designated Indebtedness, the Borrower is in compliance with Section 6.07(c) and (d) of the Credit Agreement,

(b) attaching (and certifying as true and complete) copies of the Designated Indebtedness Documents for such Designated Indebtedness (including all schedules and exhibits, and all amendments or supplements, thereto), and

(c) identifying the Financing Agent, if any, for such Designated Indebtedness (or, if there is no Financing Agent for such Designated Indebtedness, identifying each Designated Indebtedness Holder).

No such designation shall be effective unless and until the Borrower and such Financing Agent (or, if there is no Financing Agent, each Designated Indebtedness Holder) shall have executed and delivered to the Collateral Agent either (x) a joinder agreement to this Agreement, substantially in the form of Exhibit C or (y) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which such Financing Agent (or, if there is no Financing Agent, such Designated Indebtedness Holder) shall have become a party hereto and assumed the obligations of a Financing Agent (or Designated Indebtedness Holder) hereunder, as applicable.

6.02. Recordkeeping. The Collateral Agent will maintain books and records necessary to enable it to determine at any time all transactions under this Agreement which have occurred on or prior to such time. Each Obligor agrees that such books and records maintained in good faith by the Collateral Agent shall be conclusive as to the matters contained therein absent manifest error. Each Obligor shall have the right to inspect such books and records at any time upon reasonable prior notice.

Section 7. Covenants of the Obligors. In furtherance of the grant of the security interest pursuant to Section 4, each Obligor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

7.01. Delivery and Other Perfection.

(a) Within sixty days after (1) the acquisition by an Obligor of any Portfolio Investment constituting part of the Collateral as to which physical possession by the Collateral Agent or the Custodian is required in order for such Investment to have been “Delivered” or (2) the Collateral Agent has notified an Obligor of any actions the Collateral Agent has determined are reasonably necessary for Collateral to be Delivered in accordance with clause (m) or (n) of the definition thereof, such Obligor shall take such actions as shall be necessary to effect Delivery of such Portfolio Investment. As to all other Portfolio Investments constituting part of the Collateral, such Obligor shall cause the same to be Delivered (to the extent not already Delivered) within (x) five Business Days of the acquisition thereof where such Delivery does not require the consent or action of a third party and (y) sixty days of the acquisition thereof otherwise; provided that such five Business Day period or sixty day period, as applicable, may be extended by the Collateral Agent for additional periods of thirty days at the discretion of the Collateral Agent. In addition, and without limiting the generality of the foregoing, each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(i) keep full and accurate books and records relating to the Collateral in all material respects; and

(ii) permit representatives of the Collateral Agent upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, provided that, in the case of the foregoing, (x) each such Obligor shall be entitled to have its representatives and advisors present during any inspection of its books and records at such Obligor’s place of business and (y) only to the extent such inspection or requests for such information are reasonable and such information can be provided or discussed without violation of law, rule, regulation or contract.

(b) Unless released from the Collateral pursuant to Section 10.03(e), once any Portfolio Investment has been Delivered, the Obligors shall not take or permit any action that would result in such Portfolio Investment no longer being Delivered hereunder (other than as may be required under the terms of such Portfolio Investment for so long as the Collateral Agent continues to have a first priority perfected security interest (subject to Liens permitted under Section 6.02 of the Credit Agreement) in such Portfolio Investments or any Investment into which such Portfolio Investment has been converted) and shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary or desirable in the reasonable judgment of the Collateral Agent to continue the Delivered status of any Collateral. Without limiting the generality of the foregoing, the Obligors shall not terminate any arrangement with the Custodian unless and until a successor Custodian reasonably satisfactory to the Collateral Agent has been appointed and has executed all documentation necessary to continue the Delivered status of the Collateral, which documentation shall be in form and substance reasonably satisfactory to the Collateral Agent.

7.02. Name; Jurisdiction of Organization, Etc. Each Obligor agrees that (a) without providing at least ten (10) days prior written notice to the Collateral Agent, such Obligor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address and (b) such Obligor will not change its type of organization, jurisdiction of organization or other legal structure except, in each case, to the extent not prohibited by the provisions of any Debt Document.

7.03. Other Financing Statements or Control. Except as otherwise permitted under Section 6.02 of the Credit Agreement and the applicable provisions of each other Debt Document, the Obligors shall not (a) file, or authorize or permit to be filed, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole Collateral Agent for the benefit of the Secured Parties other than any financing statement or like instrument in respect of a Lien not prohibited by the provisions of any Debt Document or (b) cause or permit any Person to have Control of any Deposit Account, Investment Property or Letter-of-Credit Right constituting part of the Collateral, in each case other than the Collateral Agent or any bank or securities intermediary that has Control of such Collateral (on behalf of the Collateral Agent) as a result of the Delivery of such Collateral. Each Obligor shall use reasonable efforts to terminate any financing statement with respect to any Collateral filed by a third party that has not been authorized or permitted by such Obligor.

7.04. Additional Subsidiary Guarantors. As contemplated by Section 5.08 of the Credit Agreement, any new Subsidiary (other than a Financing Subsidiary, a Foreign Subsidiary, an Immaterial Subsidiary or a Subsidiary of a Foreign Subsidiary) of the Borrower formed or acquired by the Borrower after the date hereof is required to become a “Subsidiary Guarantor” under this Agreement by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” for all purposes of this Agreement, and Annexes 1 through 3, inclusive, hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2 as of the date of such Guarantee Assumption Agreement.

7.05. Control Agreements. If any Obligor opens any Deposit Account or Securities Account (in each case, other than any Excluded Account) with any bank or securities intermediary, as applicable, such Obligor shall within forty-five (45) days of opening such Deposit Account or Securities Account, as applicable, (a) notify the Collateral Agent of such new Deposit Account or Securities Account, as applicable, and deliver an instrument in favor of, and reasonably satisfactory to, the Collateral Agent adding such Deposit Account or Securities Account, as applicable, to Annex 4, and (b) cause such new Deposit Account or Securities Account, as applicable, to be Delivered to the Collateral Agent. For the avoidance of doubt, any Cash or other financial asset that is not Delivered shall not be included in the Borrowing Base.

7.06. Credit Agreement. Each Subsidiary Guarantor agrees to perform, comply with and be bound by the covenants contained in Articles V and VI of the Credit Agreement (which provisions are incorporated herein by reference) applicable to such Subsidiary Guarantor as if each Subsidiary Guarantor were a signatory to the Credit Agreement.

Section 8. Acceleration Notice; Remedies; Distribution of Collateral.

8.01. Notice of Acceleration. Upon receipt by the Collateral Agent of a written notice from any Secured Party or the Borrower which (a) expressly refers to this Agreement, (b) describes an event or condition which has occurred and is continuing and (c) expressly states that such event or condition constitutes an Acceleration as defined herein, the Collateral Agent shall promptly notify each other party hereto of the receipt and contents thereof.

8.02. Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

8.03. Events of Default, Etc. During the period during which an Event of Default or Trigger Event shall have occurred and be continuing:

(a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent’s request;

(b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Collateral Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e) the Collateral Agent may, upon ten Business Days’ prior written notice to the Obligors of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 8.06.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Collateral Agent in a commercially reasonable manner, the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Obligors, or the issuer thereof, to register it for public sale.

8.04. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.03 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

8.05. Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.03 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any other Secured Party arising solely by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

8.06. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral of any Obligor pursuant hereto, and any other cash of any Obligor at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent as follows:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

Second, to the payment of any fees and other amounts then owing by such Obligor to the Collateral Agent in its capacity as such;

Third, to the payment of any reasonable fees, costs and expenses then owing by such Obligor to the Secured Parties under the applicable Debt Documents, in each case to each Secured Party ratably;

Fourth, to the payment of the Secured Obligations of such Obligor then due and payable, in each case to each Secured Party ratably in accordance with the amount of Secured Obligations then due and payable to such Secured Party (it being understood that, for the purposes hereof (a) the outstanding principal amount of the loans under the Debt Documents shall be deemed, for purposes of this pro rata calculation, then due and payable whether or not any Acceleration of such loans has occurred; provided that, if any portion of the Secured Obligations owing to any Secured Party is not due and payable, the Collateral Agent will hold such proceeds as collateral for such Secured Party and (b) to the extent any cash collateral in respect of a letter of credit shall be due and payable under a Debt Document, that such cash collateral shall be deemed to be a Secured Obligation that is due and payable for purposes hereof); and

Fifth, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

In making the allocations required by this Section 8, the Collateral Agent may rely upon its records and information supplied to it pursuant to Section 9.02, and the Collateral Agent shall have no liability to any of the other Secured Parties for actions taken in reliance on such information, except to the extent of its gross negligence or willful misconduct. The Collateral Agent may, in its sole discretion, at the time of any application under this Section 8, withhold all or any portion of the proceeds otherwise to be applied to the Secured Obligations as provided above and maintain the same in a segregated cash collateral account in the name and under the exclusive Control of the Collateral Agent, to the extent that it in good faith believes that the information provided to it pursuant to Section 9.02 is either incomplete or inaccurate and that application of the full amount of such proceeds to the Secured Obligations would be disadvantageous to any Secured Party or if the amount of such Secured Obligations is not yet due and payable. All distributions made by the Collateral Agent pursuant to this Section 8 shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the other Secured Parties of any amounts distributed to them.

Excluded Swap Obligations with respect to any Specified Obligor shall not be paid with amounts received from such Specified Obligor or its assets, but appropriate adjustments shall be made with respect to payments from other Obligors to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.

8.07. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default or Trigger Event has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default or Trigger Event, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 8 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

8.08. Exercise of Control. With respect to any Deposit Account or Securities Account over which the Collateral Agent has Control, the Collateral Agent shall not deliver any notice of exclusive control unless an Event of Default has occurred and is continuing.

Section 9. The Collateral Agent.

9.01. Appointment; Powers and Immunities. Each Lender, the Administrative Agent, each Financing Agent, each Designated Indebtedness Holder party hereto and, by acceptance of the benefits of this Agreement and the other Security Documents, each other Designated Indebtedness Holder hereby irrevocably appoints and authorizes JPMCB to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence, in Section 9.06 and the first sentence of Section 9.07 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents):

(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, the Administrative Agent, any Lender, Financing Agent or Designated Indebtedness Holder;

(b) shall not be responsible to the Lenders, the Administrative Agent, the Financing Agents or the Designated Indebtedness Holders for any recitals, statements, representations or warranties contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Obligors or any other Person to perform any of its obligations hereunder;

(c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 9.07, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 3, or the Liens created pursuant to Section 4; and

(d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

9.02. Information Regarding Secured Parties. The Borrower will at such times and from time to time as shall be reasonably requested by the Collateral Agent, supply a list in form and detail reasonably satisfactory to the Collateral Agent setting forth the amount of the Secured Obligations held by each Secured Party (excluding, so long as JPMCB is both the Collateral Agent and the Administrative Agent, the Credit Agreement Obligations) as of a date specified in such request. The Collateral Agent shall provide any such list to any Secured Party upon request. The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified by a Secured Party that such information as set forth on any such list is inaccurate or in dispute between such Secured Party and the Borrower.

9.03. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or electronic mail) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Secured Parties, and such instructions of the Required Secured Parties, and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

9.04. Rights as a Secured Party. With respect to its obligation to extend credit under the Credit Agreement, JPMCB (and any successor acting as Collateral Agent) in its capacity as a Lender under the Credit Agreement shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as Collateral Agent, and the term “Secured Party” or “Secured Parties” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. JPMCB (and any successor acting as Collateral Agent) and its affiliates may (without having to account therefor to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or affiliates) as if it were not acting as Collateral Agent, and JPMCB and its affiliates may accept fees and other consideration from any of the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Parties.

9.05. Indemnification. Each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents agrees to indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 10.04, but without limiting the obligations of the Obligors under Section 10.04) ratably in accordance with the aggregate Secured Obligations held by the Lenders and the Designated Indebtedness Holders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Debt Documents, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Obligors are obligated to pay under Section 10.04, but excluding, unless an Event of Default or a Trigger Event has occurred and is continuing, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender or Designated Indebtedness Holder shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

9.06. Non-Reliance on Collateral Agent and Other Secured Parties. The Administrative Agent and each Financing Agent (and each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents) agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Obligors in reliance on this Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Debt Document to which it is a party. Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Debt Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. The Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Obligor or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Collateral Agent or any of its affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder.

9.07. Failure to Act. Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under Section 9.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall not be required to take any action that in the judgment of the Collateral Agent would violate any applicable law.

9.08. Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the other Secured Parties and the Obligors. Upon any such resignation, the Required Secured Parties shall have the right, with the consent of the Borrower not to be unreasonably withheld (or if an Event of Default or Trigger Event has occurred and is continuing in consultation with the Borrower) to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of written notice of resignation of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, that shall be a bank that has an office in New York, New York and has a combined capital and surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. The Borrower shall pay to any successor Collateral Agent the fees and charges necessary to induce such successor Collateral Agent to accept its appointment hereunder.

9.09. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Section 10. Miscellaneous.

10.01. Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, in the case of any Financing Agent or Designated Indebtedness Holder that shall become a party hereto after the date hereof, at such “Address for Notices” as shall be specified pursuant to or in connection with the joinder agreement executed and delivered by such

Financing Agent or Designated Indebtedness Holder pursuant to Section 6.01 (provided that notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor care of the Borrower at the address for the Borrower specified herein) or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to any Lender or Designated Indebtedness Holder that is not a party hereto shall be given to the Administrative Agent or Financing Agent for such Designated Indebtedness Holder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

10.02. No Deemed Waivers; Remedies Cumulative. No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Obligors therefrom shall in any event be effective unless the same shall be permitted by Section 10.03, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

10.03. Amendments, Waivers and Releases. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an agreement in writing duly executed by each Obligor and the Collateral Agent, with the consent of the Required Secured Parties; provided that:

(a) no such amendment shall adversely affect the relative rights of the Secured Parties under any Debt Document as against the Secured Parties of any other Debt Document without the prior written consent of such first Secured Parties (such consent to be determined in accordance with the terms of such first Debt Document);

(b) without the prior written consent of each of the Lenders under the Credit Agreement, the Collateral Agent shall not release all or substantially all of the collateral under the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 3 hereof, except that if any amounts have become due and payable in respect of interest on or principal of any Designated Indebtedness Obligation or any periodic or termination payment in respect of any Hedging Agreement Obligation, and shall have remained unpaid for 30 or more days, then the prior written consent (voting as a single group) of the holders of a majority in interest of such Designated Indebtedness Obligations and such Hedging Agreement Obligations, whichever of such obligations are then due and payable, will also be required to release all or substantially all of such collateral;

(c) without the consent of each of the Secured Parties, no modification, supplement or waiver shall modify the definition of the term “Required Secured Parties” or modify in any other manner the number of percentage of the Secured Parties required to make any determinations or waive any rights under any Security Document;

(d) without the consent of the Collateral Agent, no modification, supplement or waiver shall modify the terms of Section 9 or this Section 10.03;

(e) the Collateral Agent is authorized to release (and shall release) any Collateral that is either the subject of a disposition not prohibited under the Credit Agreement or to which the Required Secured Parties shall have consented; notwithstanding the foregoing, Investments constituting the Collateral shall be automatically released from the lien of this Agreement, without any action of the Collateral Agent, in connection with any disposition of Investments by an Obligor to (A) any Person (other than a Financing Subsidiary) that (i) occurs in the ordinary course of the applicable Obligor’s business and (ii) is not prohibited under the Credit Agreement or (B) a Financing Subsidiary that is not prohibited under the Credit Agreement;

(f) the Collateral Agent is authorized to release (and shall release) any Subsidiary Guarantor from any of its guarantee obligations under Section 3 hereof to the extent such Subsidiary Guarantor is an Immaterial Subsidiary or the Subsidiary Guarantor ceases to be a Subsidiary as a result of a transaction not prohibited under the Debt Documents, or to which the Required Secured Parties shall have consented, and, upon notice to the Collateral Agent that any Subsidiary Guarantor is an Immaterial Subsidiary or ceases to be a Subsidiary, any collateral security granted by such Subsidiary Guarantor hereunder and under the other Security Documents, shall be automatically released, without any action of the Collateral Agent, and the Collateral Agent shall execute and deliver any such instruments, documents, and agreements necessary or desirable to evidence and confirm such release; provided that notwithstanding anything in this clause (f) to the contrary, no Subsidiary Guarantor that is an Immaterial Subsidiary shall be released pursuant to this clause (f) unless both immediately before and after giving effect to such release (i) no Default shall exist or be continuing and (ii) the Covered Debt Amount does not exceed the Borrowing Base; and

(g) the Collateral Agent is authorized to release (and shall release) any Collateral that is either the subject of a pledge permitted by Section 6.02(e) of the Credit Agreement or to which the Required Secured Parties shall have consented; notwithstanding the foregoing, Portfolio Investments constituting Collateral shall be automatically released from the Lien of this Agreement, without any action of the Collateral Agent, in connection with any pledge of Investments securing (i) Hedging Obligations under which the maximum aggregate amount (giving effect to any netting agreements) that Obligors or their respective Affiliates would be required to pay if such Hedging Agreement was terminated at such time not exceeding $15,000,000 or (ii) Indebtedness or other obligations in an aggregate principal amount not exceeding the greater of (A) $25,000,000 and (B) 5% of Borrower Net Worth at any one time outstanding, in each case, upon the Borrower’s written certification that at the time of the incurrence of such Indebtedness or other obligations, the aggregate amount of Indebtedness permitted under Sections 6.01(a), (b), (i), (m) and (n) of the Credit Agreement does not exceed the lesser of (i) the Borrowing Base and (ii) the amount required to comply with Section 6.07(c) and (d) of the Credit Agreement.

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Obligor.

10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Without duplication of any amount paid by the Borrower under Section 9.03(a) of the Credit Agreement and subject to the restrictions thereunder, the Obligors hereby jointly and severally agree to reimburse the Collateral Agent and each of the other Secured Parties and their respective Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred by them (including the reasonable fees, charges and disbursements of legal counsel) in connection with (i) any Default or Trigger Event and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Obligor, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 10, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

(b) Indemnification by the Obligors. Without duplication of any amount paid by the Borrower under Section 9.03(b) of the Credit Agreement and subject to the restrictions thereunder, the Obligors shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees, charges and disbursements of the reasonable and documented out-of-pocket fees and disbursements of one outside counsel for all Indemnitees (and, if reasonably necessary, of one local counsel in any relevant jurisdiction for all Indemnitees) unless, in the reasonable opinion of an Indemnitee, representation of all Indemnitees by such counsel would be inappropriate due to the existence of an actual or potential conflict of interest), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby or the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee.

Neither the Borrower nor any Obligor shall be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, this Agreement asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower or any other Obligor under the preceding provisions of this subsection.

10.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors and the Secured Parties (provided that, none of the Obligors shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent).

10.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution”, “signed”, “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.08. Governing Law; Jurisdiction.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York

State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 10.01 and (ii) agrees that service as provided in the manner provided for notices in Section 10.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

10.10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.11. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.11, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written,

OWL ROCK CAPITAL CORPORATION III

By:

Name:
Title:

Address for Notices

Owl Rock Capital Corporation III 399 Park Avenue, 38th Floor New York, NY 10022 Attention: Bryan Cole Telephone:

[Signature Page to Guarantee and Security Agreement]

OR LENDING III LLC

By:

Name:
Title:

[Signature Page to Guarantee and Security Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:

Name: Title:

Address for Notices

JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road, Ops 2, 3rd Floor Newark, Delaware 19713

[Signature Page to Guarantee and Security Agreement]

ANNEX 1

FILING DETAILS

1.	Legal name: Owl Rock Capital Corporation III

Type of organization: Corporation

Jurisdiction of organization: Maryland

Tax Identification Number: 84-4493477

Mailing Address: 399 Park Avenue, 38th Floor, New York, New York

2.	Legal name: OR Lending III LLC

Type of organization: Limited Liability Company

Jurisdiction of organization: Delaware

Tax Identification Number: 84-449377

Mailing Address:    399 Park Avenue, 38th Floor, New York, New York

ANNEX 2

PROMISSORY NOTES

None.

ANNEX 3

LIST OF DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS

AND COMMODITY ACCOUNTS

I.	Deposit Accounts

Bank	Fund Name	Account Number

State Street Bank and Trust Co. NA Boston	Owl Rock Capital Corporation III

State Street Bank and Trust Co. NA Boston	Owl Rock Capital Corporation III

State Street Bank and Trust Co. NA Boston	OR Lending III LLC

II.	Securities Accounts

Bank	Fund Name	Account Number

State Street Bank and Trust Co. NA Boston	Owl Rock Capital Corporation III

State Street Bank and Trust Co. NA Boston	OR Lending III LLC

ANNEX 4

LIST OF PLEDGED ACCOUNTS

I.	Deposit Accounts

Bank	Fund Name	Account Number

State Street Bank and Trust Co. NA Boston	Owl Rock Capital Corporation III

II.	Securities Accounts

Bank	Fund Name	Account Number

State Street Bank and Trust Co. NA Boston	Owl Rock Capital Corporation III

EXHIBIT A

[Form of Notice of Designation]

[Date]

JPMorgan Chase Bank, N.A.,

as Collateral Agent

500 Stanton

Christiana Road,

Ops 2, 3rd Floor

Newark, Delaware 19713

Ladies and Gentlemen:

Reference is made to the Guarantee and Security Agreement, dated as of September 10, 2021 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”), among Owl Rock Capital Corporation III, the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties referred to therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Guarantee and Security Agreement.

Pursuant to Section 6.01 of the Guarantee and Security Agreement, the Borrower hereby designates the following [Secured Longer-Term Indebtedness] [Secured Shorter-Term Indebtedness] as “Designated Indebtedness” under the Guarantee and Security Agreement:

[Complete as appropriate]

OWL ROCK CAPITAL CORPORATION III

By:

Name:
Title:

EXHIBIT B

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of_________, ______ (this “Agreement”) by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a _____________ (the “Additional Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties under and as defined in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Owl Rock Capital Corporation III (the “Borrower”), the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and the Collateral Agent, are parties to a Guarantee and Security Agreement dated as of September 10, 2021 (the “Guarantee and Security Agreement”) pursuant to which such Subsidiary Guarantors have guaranteed the “Guaranteed Obligations” (as defined therein), and the Borrower and such Subsidiary Guarantors have granted liens in favor of the Collateral Agent as collateral security for the “Secured Obligations” (as defined therein). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Guarantee and Security Agreement.

Pursuant to Section 7.04 of the Guarantee and Security Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” and an “Obligor”, under and for all purposes of the Guarantee and Security Agreement, and each of the Annexes to the Guarantee and Security Agreement shall be deemed to be supplemented in the manner specified in Appendix A hereto. Without limiting the foregoing, (a) the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations in the same manner and to the same extent as is provided in Section 3 of the Guarantee and Security Agreement and (b) as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Subsidiary Guarantor, the Additional Subsidiary Guarantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as provided in the Guarantee and Security Agreement a security interest in all of such Additional Subsidiary Guarantor’s right, title and interest in, to and under the Collateral.

In addition, as of the date hereof the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Guarantee and Security Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Guarantee and Security Agreement included reference to this Agreement.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver any opinions to the Secured Parties required to be delivered in connection with the execution and delivery hereof

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:

Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:

Name:
Title:

Appendix A

SUPPLEMENTS TO ANNEXES TO

GUARANTEE AND SECURITY AGREEMENT

Supplement to Annex 1:

[to be completed]

Supplement to Annex 2:

[to be completed]

Supplement to Annex 3:

[to be completed]

EXHIBIT C

[Form of Joinder Agreement]

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of_________, ______ by [NAME OF FINANCING AGENT (the “Additional Financing Agent”)] [NAME OF DESIGNATED INDEBTEDNESS HOLDER (the “Additional Designated Indebtedness Holder”)], a [_____________], in favor of JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties under and as defined in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Owl Rock Capital Corporation III, a Maryland corporation (the “Borrower”), the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and the Collateral Agent, are parties to a Guarantee and Security Agreement dated as of September 10, 2021 (the “Guarantee and Security Agreement”).

Pursuant to Section 6.01 of the Guarantee and Security Agreement, the [Additional Financing Agent] [Additional Designated Indebtedness Holder] hereby agrees to become a [“Financing Agent”] [“Designated Indebtedness Holder”] and a “Secured Party”, under and for all purposes of the Guarantee and Security Agreement. In addition, the [Additional Financing Agent] [Additional Designated Indebtedness Holder] hereby agrees to be bound by and comply with all of the terms and provisions of the Guarantee and Security Agreement applicable to it as a [“Financing Agent”] [“Designated Indebtedness Holder”] or a “Secured Party” (including, without limitation, the agreements of the Secured Parties set forth in Section 5 of the Guarantee and Security Agreement).

IN WITNESS WHEREOF, the [Additional Financing Agent] [Additional Designated Indebtedness Holder] has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF FINANCING AGENT] [NAME OF DESIGNATED INDEBTEDNESS HOLDER]

By:
Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

OWL ROCK CAPITAL CORPORATION III

By:
Name:
Title: